UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 13, 2005

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 12, 2005, shareholders of School Specialty, Inc. (the “Company”) approved the Agreement and Plan of Merger, dated as of May 31, 2005, as amended as of August 19, 2005, by and among LBW Holdings, Inc., LBW Acquisition, Inc. and the Company, which provides for the merger of LBW Acquisition, Inc., a wholly-owned subsidiary of LBW Holdings, Inc., with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”).  The Merger is an event that triggers the convertibility of the Securities under the Indenture.  On September 13, 2005, the Company delivered a Notice of Right to Convert to the holders of the Company’s 3.75% Convertible Subordinated Notes due 2023 (the “Securities”) pursuant to Section 12.01 of the Indenture dated as of July 18, 2003, as supplemented as of December 8, 2004 (the “Indenture”), by and between the Company and BNY Midwest Trust Company (the “Trustee”).  Holders of the Securities may surrender such Securities for conversion at any time from and after September 13, 2005 (which is 17 days prior to the date announced by the Company as the anticipated effective time of the Merger) until 15 days after the actual effective time of the Merger.  Subject to satisfying all of the requirements for exercise of a holder’s conversion right specified in the Indenture and following the closing of the Merger, the Company will deliver to the holder through the Trustee, which also serves as the conversion agent, the amount of cash payable upon such conversion.  Holders that exercise their right to convert the Securities will receive an amount of cash equal to the amount the holder would have received if the holder had converted its Securities into Company common stock immediately prior to the effective time of the Merger, which is equal to $1,225 per $1,000 original principal amount of Securities surrendered.  Accrued cash interest will not be paid on Securities that are converted.  The aggregate amount to be paid for all of the Securities to be surrendered pursuant to the Indenture due to the Merger is approximately $162.9 million.  A copy of the Notice of Right to Convert is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Exhibits.

Exhibit No.

Description

      99.1

Notice of Right to Convert dated September 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2005	By: /s/ Mary M. Kabacinski
Mary M. Kabacinski Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Right to Convert dated September 13, 2005

4